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                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

                               RUSSEL METALS INC.

                                 US$175,000,000
                          6-3/8% Senior Notes Due 2014

                               Purchase Agreement

                                                              New York, New York
                                                               February 13, 2004

Citigroup Global Markets Inc.
As Representative of the Initial Purchasers
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  Russel Metals Inc., a corporation existing under the laws of Canada (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representative") are acting as representative, US$175,000,000 principal amount of its 6-3/8% Senior Notes Due 2014 (the "Securities"). The Securities are to be issued under an indenture (the "Indenture"), to be dated as of February 20, 2004 between the Company and U.S. Bank National Association, as trustee (the "Trustee"). The Securities have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of February 20, 2004, among the Company and the Initial Purchasers, pursuant to which the Company has agreed to register the Securities under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representative as used herein shall mean you as the Initial Purchaser, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 19 hereof.

                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

                  In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated February 5, 2004 (the "Preliminary Memorandum"), and a final offering memorandum, dated February 13, 2004 (as amended or supplemented at the Execution Time, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum

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and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

                  1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this
Section 1.

                  (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, on the Closing Date and on any settlement date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that -------- ------- the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein.

                  (b) Within the last six months, neither the Company, nor, to the best of the Company's knowledge after due inquiry, any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act, other than the Securities to be exchanged pursuant to the Registration Rights Agreement.

                  (c) Neither the Company, nor, to the best of the Company's knowledge after due inquiry, any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                  (d) When the Securities are issued pursuant to this Agreement, the Securities will satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                  (e) Neither the Company, nor, to the best of the Company's knowledge after due inquiry, any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (f) The Company is a "foreign issuer" within the meaning of Rule 902(e) under the Act, and there is no "substantial U.S. market interest" in its debt securities within the meaning of Rule 902(j)(2) under the Act;

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                  (g)      The Company is not and, after giving effect to the
         offering and sale of the Securities, the Company will not be required to register as an "investment company", as such terms are defined in the Investment Company Act.

                  (h) In the last six months, the Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement or the Final Memorandum).

                  (i) The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (j) Neither the Company nor any of its "significant subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X under the Act) of the Company (each, a "Significant Subsidiary") has sustained since the date of the latest audited financial statements included in the Final Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not individually or in the aggregate have a material adverse effect on the general affairs, management, current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect") and, otherwise than as set forth or contemplated in the Final Memorandum; and, since the date as of which information is given in the Final Memorandum, there has not been any change in the share capital or long-term debt of the Company, on a consolidated basis, except for (i) the issuance of the Securities and the application of the net proceeds therefrom, and (ii) the exercise of stock options under the Company's stock option plan, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Final Memorandum.

                  (k) The list of Significant Subsidiaries of the Company found in Schedule II hereto is complete and accurate.

                  (l) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries, in each case in a manner that would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its subsidiaries taken as a whole, and do not interfere with

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         the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries.

                  (m) The Company is duly amalgamated and is validly existing under the laws of Canada, with all necessary corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and has been duly qualified as an extraprovincial or foreign corporation for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, and is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction that is material to the Company and its subsidiaries, taken as a whole; and each Significant Subsidiary has been duly incorporated or formed and is validly existing as a corporation or limited liability company under the laws of its jurisdiction of formation.

                  (n) All of the issued shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (o) The Securities have been duly authorized and, when executed and delivered by the Company pursuant to this Agreement and authenticated by the Trustee, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles including, without limitation, concepts of good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law); the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles including, without limitation, concepts of good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law); no registration, filing or recording of the Indenture under the laws of Canada or any province thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities; the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and the Representative, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles including, without limitation, concepts of good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as the enforcement of indemnification and contribution provisions thereof may be limited by federal, state or provincial securities laws or the public policy considerations underlying such laws; and the Securities, the Indenture and the

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         Registration Rights Agreement will conform to the descriptions thereof in the Final Memorandum.

                  (p) This Agreement has been duly authorized, executed and delivered by the Company.

                  (q) The issue and sale of the Securities and the compliance by the Company with all the provisions of the Securities, the execution and delivery of the Indenture, this Agreement and the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of the provisions of the Articles of Amalgamation or By-laws of the Company; and, except as would not individually or in the aggregate have a Material Adverse Effect, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court, central bank, stock exchange or governmental agency or body ("Governmental Agency") having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration, clearance or qualification ("Governmental Authorizations") of or with any such court or Governmental Agency is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except such as have been obtained under the Canada Business Corporations Act and will be obtained under the Act and the Trust Indenture Act and such Governmental Authorizations as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.

                  (r) Neither the Company nor any of its subsidiaries is in violation of its respective constating documents or by-laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except as would not individually or in the aggregate have a Material Adverse Effect.

                  (s) The Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their properties and conduct their businesses as described in the Final Memorandum, except as would not individually or in the aggregate have a Material Adverse Effect.

                  (t) The statements set forth in the Final Memorandum under the captions "Description of the Notes", "Exchange Offer; Registration Rights" and "Plan of

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         Distribution", insofar as they purport to constitute summaries of the terms of the Securities and the Indenture, the Registration Rights Agreement and this Agreement, respectively, and under the caption "Income Tax Considerations", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair.

                  (u) Other than as set forth in the Final Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others.

                  (v) To the knowledge of the Company, after due inquiry, except as disclosed in the Final Memorandum and except as would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and its subsidiaries are each in compliance with all applicable Environmental Laws, (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened Environmental Claims against the Company or any of its subsidiaries, and (iv) there are no circumstances with respect to any property or operations of the Company or any of its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or its subsidiaries.

                  For purposes hereof, the following terms shall have the following meanings: "Environmental Laws" means any United States or Canadian (or other applicable jurisdiction's) federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Agency. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Laws.

                  (w) No Governmental Authorization of or with any Governmental Agency is required to effect payments of principal, premium, if any, and interest on the Securities.

                  (x) No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of the payment or crediting of the commission contemplated by this Agreement by the Company to the Initial Purchasers for the purposes of the Income Tax Act (Canada), provided that (i) the Initial Purchasers deal at arm's length with the Company (as such term is understood for purposes of the Income Tax Act (Canada); (ii) that such commission is payable in

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         respect of services performed by the Initial Purchasers wholly outside of Canada in the ordinary course of business carried on by them; and
         (iii) the Initial Purchasers are resident in the United States for purposes of the Income Tax Act (Canada) and the Canada/U.S. Income Tax Convention.

                  (y) No goods and services tax imposed under the federal laws of Canada will be payable by the Company in respect of the payment of the commissions as contemplated by this Agreement to the Initial Purchasers, provided that such commission is in respect of services performed by the Initial Purchasers wholly outside of Canada.

                  (z) No stamp or other issuance or transfer taxes or duties and no capital gains, income or other taxes are payable by or on behalf of the Initial Purchasers to Canada or to any political subdivision or taxing authority thereof or therein in connection with the issuance, sale and delivery by the Company of the Securities to or for the respective accounts of the Initial Purchasers in the manner contemplated in this Agreement under the Income Tax Act (Canada) in connection with (i) the issuance, sale and delivery of the Securities by the Company to or for the account of the Initial Purchasers or (ii) the sale and delivery of the Securities outside Canada by the Initial Purchasers in the manner contemplated in the Final Memorandum.

                  (aa) Deloitte & Touche LLP, who have audited certain financial statements of (x) the Company and its subsidiaries and (y) 9137-7101 Quebec Inc. (formerly known as Leroux Steel Inc.) and its subsidiaries ("Leroux"), are independent chartered accountants with respect to each of the Company and Leroux as required by Canadian securities legislation and independent auditors within the meaning of the Act.

                  (bb) The consolidated financial statements included in the Final Memorandum present fairly the consolidated financial position of the Company and its subsidiaries and Leroux, as applicable, as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries and Leroux, as applicable, for the periods specified. Such financial statements have been prepared in conformity with Canadian generally accepted accounting principles ("Canadian GAAP"), the financial statements of the Company and its subsidiaries have been reconciled to United States generally accepted accounting principles ("U.S. GAAP") in accordance with Item 18 of Form 20-F under the Exchange Act, and Leroux's financial statements (excluding the audited financial statements as at and for the year ended November 3, 2001) have been reconciled to U.S. GAAP in accordance with Item 17 of Form 20-F under the Exchange Act, in each case applied on a consistent basis (except, in the case of interim financial statements, for normal year-end adjustments) throughout the periods involved. The selected financial data and all operating data included in the Final Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited consolidated financial statements included in the Final Memorandum; the pro forma financial statements included in the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give

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         appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Final Memorandum; the pro forma financial statements included in the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

                  (cc) The Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (dd) Neither the sale of the Securities by the Company hereunder nor the use of proceeds therefrom will cause any United States person participating in the offering or sale of the Securities, either as Initial Purchaser and/or purchasers of the Securities, to violate the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any enabling legislation or executive order relating thereto (the "Sanctions Regulations").

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof, plus accrued interest, if any, from February 20, 2004 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto. As compensation to the Initial Purchasers for their respective commitments hereunder, the Company shall pay to the Representative, for the accounts of the several Initial Purchasers, a commission of 2% of the principal amount of the Securities purchaser hereunder.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 9:00 A.M., New York City time, on February 20, 2004, or at such time on such later date (not later than March 6, 2004) as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depositary Trust Company unless the Representative shall otherwise instruct.

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                  4.       Offering by Initial Purchasers. Each Initial
Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

                  (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

                  (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

                  5. Agreements. The Company agrees with each Initial Purchaser that:

                  (a) Prior to 4:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, the Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

                  (b) The Company will not amend or supplement the Final Memorandum without the prior written consent of the Representative, which cannot be unreasonably withheld.

                  (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representative of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchaser without charge in such quantities as they may reasonably request.

                  (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business or to qualify as a foreign or extra-provincial corporation or subject itself to any taxation that it is not currently subject to in excess of a nominal amount in any jurisdiction where it is now so qualified or subject, or to take any

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         action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) For a period of one year following the Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

                  (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, to which no agreement is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act, other than the Securities to be exchanged pursuant to the Registration Rights Agreement.

                  (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, to which no agreement is made) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                  (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, unless it becomes subject to and complies with Section 13 or 15(d) of the Exchange Act or becomes exempt from such reporting requirements pursuant to, and complies with, Rule 12g3-2(b) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (j) The Company will cooperate with the Representative and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (k) The Company will not for a period of 90 days following the Execution Time, without the prior written consent of Citigroup Global Markets Inc., offer, sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or

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         any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than as contemplated by this Agreement and the Registration Rights Agreement).

                  (l) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities;
         (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification and preparation of a blue sky survey); (vii) admitting the Securities for trading in the PORTAL Market; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section and Section 7 and Section 8 of this Agreement, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

                  (n) The Company will not, and will cause each of their subsidiaries not to, use the proceeds of the sale of the Securities to fund, directly or indirectly, any activities or business with any entity or individual with respect to which United States persons are prohibited from doing business under the Sanctions Regulations.

                  6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution

Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel for the Company, to furnish to the Initial Purchasers its opinion, dated the Closing Date and addressed to the Initial Purchasers, to the effect that:

                           (i) Each of Russel Metals Corp., Fedmet Corp., Sunbelt Trading Co., Inc. (the "Delaware Subsidiaries") and RMI USA LLC is validly existing in good standing under the laws of the State of Delaware;

                           (ii) The shares of capital stock shown by each of the Delaware Subsidiaries' stock record books as being issued and outstanding immediately prior to the date hereof have been duly authorized and validly issued and are fully paid and non-assessable. Based solely on such counsel's review of the stock record books of each Delaware Subsidiary, (i) all of the outstanding capital stock of Russel Metals Corp. is held of record by FIL (US) Inc.; (ii) all of the outstanding capital stock of Fedmet Corp. is held of record by FIL (US) Inc.; and
                  (iii) all of the outstanding capital stock of Sunbelt Trading Co., Inc. is held of record by Fedmet Corp.;

                           (iii) The limited liability company interests shown by RMI USA LLC Schedule of Capital Contribution of Members as being issued and outstanding immediately prior to the date hereof have been duly authorized and validly issued and are fully paid and non-assessable. Based solely on such counsel's review of the Schedule of Capital Contribution of Members of RMI USA LLC, attached as Schedule A to the Limited Liability Company Agreement of RMI USA LLC, all of the outstanding limited liability company interest of RMI USA LLC are held of record by FIL (US) Inc.;

                           (iv) This Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York;

                           (v) Each of the Indenture and the Registration Rights Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

                           (vi) The Securities have been duly executed by the Company, to the extent such execution and delivery are governed by the laws of the State of New York, and when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms;

                           (vii) The execution and delivery by the Company of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated thereby, including the issue and sale of the Securities, will not (i) constitute a violation of, or a breach or default under, the terms of any agreement governed by the laws of the State of New, or instrument specifically identified to such counsel by the Company as material to the business or financial condition of the Company pursuant to a certificate attached as a schedule to such counsel's opinion, or (ii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. Such counsel need not express any opinion, however, as to whether the execution, delivery or performance by the Company of this Agreement, the Indenture and the Registration Rights Agreement will constitute a violation of, or a breach or default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its respective subsidiaries.

                           (viii) No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of this Agreement, the Indenture and the Registration Rights Agreement by the Company or the consummation by the Company of the transactions contemplated thereby;

                           (ix) To such counsel's knowledge, there are no legal or governmental proceedings to which the Company is a party or to which any property of the Company is subject that would have been required to be disclosed pursuant to Regulation S-K of the Rules and Regulations under the Act had the Final Memorandum been a Registration Statement under the Act that are not so disclosed;

                           (x) The statements in the Final Memorandum under the caption "Income Tax Considerations - U.S. Federal Income Tax Considerations", insofar as such statements purport to summarize certain provisions of the laws referred to therein, fairly summarize such provisions in all material respects;

                           (xi) The statements in the Final Memorandum under the caption "Description of the Notes" other than "Book-Entry System" (as to which such counsel has not been asked to render an opinion), insofar as such statements purport to summarize certain provisions of the documents referred to therein, and under the captions "Plan of Distribution" and "Exchange Offer; Registration Rights", insofar as such statements purport to summarize certain provisions of this Agreement and the Registration Rights Agreement, respectively, fairly summarize such provisions in all material respects;

                           (xii) Under the laws of the State of New York relating to personal jurisdiction, the Company has validly and irrevocably submitted to the non-exclusive personal jurisdiction of a New York Court in any action arising out of or relating to this Agreement, the Registration Rights Agreement and the Indenture or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed FIL (US) Inc. as its authorized agent for the purposes described in Section 15 of this Agreement, Section 12.13 of the Indenture and Section 17 of the Registration Rights Agreement; and service of process effected on such agent in the manner set forth in such sections will be effective insofar as the law of the State of New York is concerned to confer valid personal jurisdiction over the Company;

                           (xiii) The Company is not required to seek an order permitting registration under the Investment Company Act of 1940; and

                           (xiv)    The offer, sale and delivery of the
                  Securities to the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum and the initial resale of the Securities by the Initial Purchasers in the manner contemplated in this Agreement and the Final Memorandum, do not require registration under the Act or qualification of the Indenture under the Trust Indenture Act, it being understood that such counsel does not express any opinion as to any subsequent reoffer or resale of any Security, and such counsel may note that the Indenture will be required to be qualified under the Trust Indenture Act in connection with the registration contemplated by the Registration Rights Agreement.

                  As used herein, (i) "Applicable Laws" means those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (ii) "Governmental Authorities" means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws; (iii) "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by this Agreement or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties; and (iv) "Applicable Orders" means those judgments, orders or decrees identified to such counsel by the Company.

                  Such counsel shall also state that it has no reason to believe that at the Execution Time and on the Closing Date the Final Memorandum contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case, such counsel need not express any view as to the financial statements, financial schedules and other financial data included therein).

                  (b) The Company shall have requested and caused Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Company, to furnish to the Initial Purchasers its opinion, dated the Closing Date and addressed to the Initial Purchasers, to the effect that:

                           (i) The Company is a corporation, validly existing under the Canada Business Corporations Act with all necessary corporate power and authority to own or lease its properties and conduct its business as described in the Final Memorandum;

                           (ii) Thunder Bay Terminals Ltd. is a corporation validly existing under the laws of the jurisdiction of its incorporation; and all of the issued shares of such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except for directors' qualifying shares) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both the Initial Purchasers and they are justified in relying upon such opinions and certificates);

                           (iii)    The Company is registered as an
                  extraprovincial corporation in each province of Canada and is qualified as a corporation to carry on business in each such province;

                           (iv) Except for those matters disclosed in the Final Memorandum, such counsel has not been retained to represent the Company in respect of any legal or regulatory proceeding or investigation to which the Company is a party before or by any federal, provincial, state, municipality or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and such counsel does not know of any other legal or governmental proceedings pending, threatened or contemplated to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are material to the Company and its subsidiaries, taken as a whole, which are not adequately described in the Final Memorandum. Such counsel may state that its opinion in this paragraph is based upon inquiries made of such members of its firm who typically deal with the Company's matters, supported by an officers' certificate with respect to the Final Memorandum disclosure;

                           (v) This Agreement has been duly authorized, executed and delivered by the Company;

                           (vi) The Securities have been duly authorized, executed and delivered by the Company;

                           (vii) The Indenture has been duly authorized, executed and delivered by the Company;

                           (viii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company;

                           (ix) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement or this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein (collectively, "Ontario Law") to which the Company or any subsidiary is a party or by which either of them is bound or to which any of their respective property or assets is subject, in each case that are identified on a schedule to such counsel's opinion, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any Requirements of Law of the Province of Ontario or Canada or any judgment, order or decree of any government, governmental instrumentality or court located in the Province of Ontario having jurisdiction over the Company or any of its properties or assets ("Canadian Orders"). Such opinion expressed may be based on such counsel's review of those Requirements of Law which are normally applicable to transactions of the type provided for in this Agreement, but without such counsel having made any special investigation concerning any other Requirements of Law of the Province of Ontario or Canada, and those Canadian Orders specifically identified to such counsel by the Company pursuant to a certificate attached as a schedule to such counsel's opinion, as being Canadian Orders to which the Company or its subsidiaries is subject;

                           (x) The statements set forth in the Final Memorandum under the captions "Description of Notes - Enforceability of Judgments", "Description of Other Indebtedness" and "Income Tax Considerations--Canadian
                  Federal Income Tax Considerations", insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the information disclosed therein in all material respects;

                           (xi) The Indenture and the issuance of the Securities thereunder are exempt from Part VIII of the Canada Business Corporations Act pursuant to an exemption order obtained under the provisions of the Canada Business Corporations Act and no other order, consent, permit, approval, authorization, registration, recording or filing is required under the federal laws of Canada or the laws of the Province of Ontario in connection with the authorization, execution, delivery and performance by the Company of this Agreement, the Registration

                  Rights Agreement, the Indenture and the Securities or is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder;

                           (xii) The form of global certificate representing the Securities has been duly approved and adopted by the Company and complies in all material respects with all applicable statutory requirements and with any applicable requirements of the constating documents of the Company;

                           (xiii) In any proceeding brought before a court of competent jurisdiction in the Province of Ontario (an "Ontario Court") for the enforcement of this Agreement, the Registration Rights Agreement, the Indenture or the Securities, the laws of the State of New York ("New York Law") would, be applied by such Ontario Court, in accordance with the express choice of New York Law as the governing law of this Agreement in Section 14 hereof, the Registration Rights Agreement in Section 17 thereof, or the Indenture in Section
                  12.13 thereof, to all issues which under the conflict of laws rules of the Province of Ontario are to be determined in accordance with the proper or governing law of a contract, provided that:

                           (a) such choice of New York Law is bona fide and legal and there is no reason for avoiding the choice on the grounds of public policy, as such criteria are interpreted under Ontario conflict of laws rules; and

                           (b)      in any such proceeding such Ontario Court:

                                    a.       will not take judicial notice of
                                             the provisions of New York Law and
                                             will only apply such provisions to
                                             the extent that they are proven to
                                             its satisfaction by expert
                                             testimony;

                                    b.       will apply Ontario Law that under
                                             Ontario Law would be characterized
                                             as procedural and will not apply
                                             any New York Law that under Ontario
                                             Law would be characterized as
                                             procedural;

                                    c.       will apply provisions of Ontario
                                             Law that have overriding effect
                                             (that is, laws that an Ontario
                                             Court is required to apply
                                             notwithstanding the choice of New
                                             York Law as the governing law of
                                             this Agreement, the Registration
                                             Rights Agreement and the
                                             Indenture), as interpreted under
                                             Ontario Law, provided, however that
                                             assuming that the meaning that
                                             would be given to the terms used in
                                             this Agreement, the Registration
                                             Rights Agreement and the Indenture
                                             under New York Law would be the
                                             same as the meaning given to such
                                             terms under Ontario Law, none of
                                             the provisions of this Agreement,
                                             the Registration Rights Agreement
                                             and the

                                             Indenture would violate any such
                                             provisions of Ontario Law;

                                    d.       will not apply any New York Law
                                             that under Ontario Law would be
                                             characterized as a revenue,
                                             expropriatory, penal or other
                                             public law;

                                    e.       will not enforce the performance of
                                             any obligation provided for in this
                                             Agreement, the Registration Rights
                                             Agreement and the Indenture if such
                                             performance is illegal under the
                                             laws of any jurisdiction in which
                                             such obligation is to be performed;
                                             and

                                    f.       will not apply New York Law to the
                                             extent that its application would
                                             be contrary to public policy, as
                                             such term is interpreted under
                                             Ontario Law ("Public Policy")
                                             provided, however, that assuming
                                             that the meaning that would be
                                             given to the terms used in this
                                             Agreement, the Registration Rights
                                             Agreement and the Indenture under
                                             New York Law would be the same as
                                             the meaning given to such terms
                                             under Ontario Law, none of the
                                             provisions of this Agreement, the
                                             Registration Rights Agreement or
                                             the Indenture would violate Public
                                             Policy;

                           (xiv) In such counsel's opinion, there are no reasons under Ontario Law for avoiding the choice of New York law to govern this Agreement, the Registration Rights Agreement, the Indenture and the Securities.

                           (xv) An Ontario Court would give a judgment in Canadian dollars at an exchange rate determined in accordance with the Courts of Justice Act (Ontario) based upon a final and conclusive in personam judgment for a sum certain, obtained in New York Court against the Company with respect to a claim pursuant to this Agreement, the Registration Rights Agreement, the Indenture or the Securities;

                               (a) the New York Court had jurisdiction over the
                                    Company as recognized under Ontario Law for purposes of enforcement of foreign judgments (submission to the non-exclusive jurisdiction of the New York Court by the Company and appointment by the Company of an agent for service of process pursuant to
                                    Section 15 of this Agreement, Section 12.13 the Registration Rights Agreement and
                                    Section 17 of the Indenture would be
                                    recognized by such Ontario Court as
                                    conferring jurisdiction on the New York
                                    Court);

                               (b) such New York Judgment was:

                                    (i)      not obtained by fraud, or in any
                                             manner contrary to the principles
                                             of natural justice;

                                    (ii)     not for a claim in respect of any
                                             law of any jurisdiction which under
                                             Ontario Law would be characterized
                                             as a revenue, expropriatory, penal,
                                             public or similar law;

                                    (iii)    not contrary to Public Policy, or
                                             contrary to any order made by the
                                             Attorney General of Canada under
                                             the Foreign Extraterritorial
                                             Measures Act (Canada) or by the
                                             Competition Tribunal under the
                                             Competition Act (Canada) in respect
                                             of certain judgments referred to
                                             therein; and

                                    (iv)     subsisting and unsatisfied and not
                                             void or voidable under New York
                                             Law; and

                               (c) the action to enforce such New York Judgment
                                    is commenced within the relevant limitation period under applicable law;

                           provided that:

                               (a)such Ontario Court has discretion to stay or
                                    decline to hear an action on the New York
                                    Judgment if the New York Judgment is under appeal, or there is another subsisting judgment in Ontario, New York or any other jurisdiction relating to the same cause of action as the New York Judgment; and

                               (b) an action in Ontario on the New York Judgment
                                    may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

                           (xvi) No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of the payment or crediting of the commissions contemplated by this Agreement by the Company to the Initial Purchasers for the purposes of the Income Tax Act (Canada), provided that (i) the Initial Purchasers deal at arm's length with the Company (as such term is understood for purposes of the Income Tax Act (Canada)), (ii) that such commissions are payable in respect of services performed by the Initial Purchasers wholly outside of Canada in the ordinary course of business carried on by them; and (iii) the Initial Purchasers are resident in the United States for purposes of the Income Tax Act (Canada) and the Canada/U.S. Income Tax Convention;

                           (xvii) No goods and services tax imposed under the federal laws of Canada or sales taxes under Ontario Law will be payable by the Company or collectable by the Initial Purchasers in respect of the payment of the commissions as contemplated by this Agreement to the Initial Purchasers, provided that any such commissions are in respect of services performed by the Initial Purchasers wholly outside of Canada; and

                           (xviii)  No stamp or other issuance or transfer
                  charges or duties and no capital gains, income or other taxes are payable by or on behalf of the Initial Purchasers to Canada under the Income Tax Act (Canada) in connection with
                  (A) the issuance, sale and delivery of the Securities by the Company to or for the account of the Initial Purchasers or (B) the sale and delivery of the Securities outside Canada by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum, provided that such Initial Purchasers are for purposes of the Income Tax Act (Canada) and at all relevant times, not resident in Canada, deal at arm's length with the Company and do not use or hold, and are not deemed to use or hold, the Securities for the purpose of carrying on business in Canada.

                  (c) The Initial Purchasers shall have received from Shearman & Sterling LLP, United States counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by one of the Chief Executive Officer or the Chief Financial Officer and one other officer of the Company, dated the Closing Date, to the effect that:

                           (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                           (ii) (1) neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Final Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Memorandum, and
                  (2) since the respective dates as of which information is given in the Final Memorandum there shall not have been any change in the share capital or long-term debt of the Company, on a consolidated basis, except for (A) the issuance of the Securities and the application of the net proceeds therefrom, and (B) the exercise of stock options under the Company's stock option plan, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Final Memorandum.

                  (e) At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Initial Purchasers letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent chartered accountants as required by Canadian securities legislation and independent auditors within the meaning of the Act, that they have performed a review of the unaudited interim financial information of Leroux as at and for the twenty-six week period ended May 3, 2003, and stating in effect that:

                           (i) in their opinion the audited financial statements of the Company and the audited financial statements of Leroux (excluding the audited financial statements as at and for the year ended November 3, 2001) included in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act;

                           (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; their limited review in accordance with the standards established under Statement on Auditing Standards No. 100 of the unaudited interim financial information as at and for the twenty-six week period ended May 2, 2003 included in the Final Memorandum; carrying out certain specified procedures (but not an audit in accordance with Canadian generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders and directors and committees thereof; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

                                    (1)      the unaudited financial statements
                           of Leroux as at and for the 26 weeks ended May 3, 2003 included in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission; and said unaudited financial statements are not in conformity with Canadian GAAP applied on a basis substantially consistent with that of the audited financial statements of Leroux included in the Final Memorandum; or

                                    (2)      with respect to the period
                           subsequent to December 31, 2003, there were any changes, at a specified date not more than five days prior to the date of the letter, in the consolidated capital stock of the Company (other than issuances of capital stock upon exercise of options which were outstanding as at December 31, 2003), any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in the consolidated net current assets or shareholders' equity of the Company and its subsidiaries as compared with the amounts shown on the December 31, 2003 audited consolidated balance sheet of the Company included in the Final Memorandum, or for the period from January 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in consolidated revenues or total or per share amounts of consolidated net earnings of the Company and its subsidiaries, except in all instances for changes or decreases disclosed in the Final Memorandum.

                           (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                           (iv) on the basis of a reading of the unaudited pro forma financial statements of the Company for the year ended December 31, 2003 (the "pro forma financial statements") included in the Final Memorandum; carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  References to the Final Memorandum in this Section 6(d) include any amendment or supplement thereto at the date of the applicable letter.

                  (f) The Securities shall be eligible for clearance and settlement through The Depository Trust Company, provided that the Company shall not be responsible if the Securities are not so eligible as a result of the failure by the Initial Purchasers to provide information to The Depository Trust Company required to be so provided by The Depository Trust Company.

                  (g) (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Final Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Memorandum, and (ii) since the respective dates as of which information is given in the Final Memorandum there shall not have been any change in the share capital or long-term debt of the Company, on a consolidated basis, except for

         (A) the issuance of the Securities and the application of the net proceeds therefrom, and (B) the exercise of stock options under the Company's stock option plan, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Final Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

                  (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (i) The Company shall have complied with the provisions of Section 5(a) hereof with respect to the furnishing of Final Memorandums on the New York Business Day next succeeding the date of this Agreement.

                  (j) Prior to the Closing Date, the Company shall furnish to the Initial Purchasers a written consent from the lenders under the Credit Agreement dated December 19, 1995, among the Company and the lenders named therein and such consent shall be (x) satisfactory to the Representative and (y) in full force and effect as of the Closing Date.

                  (k) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 will be delivered at the office of Davies Ward Phillips & Vineberg LLP, 1 First Canadian Place, 44th Floor, Toronto, Ontario M5X 1B1, on the Closing Date.

                  7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under Canadian securities laws, the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Memorandum, the Final Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum, the Final Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative expressly for use therein.

                  (b) Each Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under Canadian securities laws, the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Memorandum, the Final Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Memorandum, the Final Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) hereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total commissions received by the Initial Purchasers, in each case as set forth in this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation even if the Initial Purchasers were treated as one entity for such purpose or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Act; and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

                  9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's common shares shall have been suspended by the Commission, the Ontario Securities Commission, any provincial or territorial securities commission in Canada or the Toronto Stock Exchange or trading in securities generally on the New York Stock Exchange, the Toronto Stock

Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on any of such Exchanges, (ii) a banking moratorium shall have been declared either by authorities in the United States, Canada or New York, (iii) a change or development involving a prospective material change in Canadian taxation affecting the Securities or the transfer thereof or the imposition of exchange controls by the United States or Canada, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any additional supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013,
Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at Suite 210- 1900 Minnesota Court, Mississauga, Ontario, L5N 3C9, attention Assistant Secretary.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15.      Agent for Process of Service. The Company irrevocably
(i) agrees that any legal suit, action or proceeding against the Company brought by any Initial Purchaser or by any person who controls any Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed FIL (US) Inc., c/o CT Corporation, Suite 300, 801 West Tenth Street, Anchorage, Alaska 79801, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on the Purchase Agreement or the transactions contemplated thereby which may be instituted in any New York Court by any Initial Purchaser or by any person who controls any

Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

                  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligation under this Agreement, to the extent permitted by law.

                  The provisions of this Section 15 shall survive any termination of this Agreement, in whole or in part.

                  16. Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company will indemnify each Initial Purchaser against any loss incurred by such Initial Purchaser as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Initial Purchaser is able to purchase United States dollars with the amount of judgment currency actually received by such Initial Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

                  17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean, the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "New York Court" shall mean any federal or state court sitting in the Borough of Manhattan in the City of New York.

                  "Regulation D" shall mean Regulation D under the Act.

                  "Regulation S" shall mean Regulation S under the Act.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                    Very truly yours,

                                    Russel Metals Inc.

                                    By /s/ Edward M. Siegel, Jr.
                                       ----------------------------------------
                                       Name: Edward M. Siegel, Jr.
                                       Title: President and CEO

                                    By /s/ Brian R. Hedges
                                       ----------------------------------------
                                       Name: Brian R. Hedges
                                       Title: Executive VP & CFO

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Michael Barrish
    -----------------------------------
     Name: Michael Barrish
     Title: Vice President

For itself and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

                                   SCHEDULE I

                                                                                        Principal Amount of
                                                                                             Securities
          Initial Purchasers                                                               to Be Purchased
          ------------------                                                          --------------------
Citigroup Global Markets Inc...........................................                  US$ 87,500,000
Banc One Capital Markets, Inc..........................................                      26,250,000
RBC Dominion Securities Corporation....................................                      26,250,000
Scotia Capital (USA) Inc...............................................                      26,250,000
Comerica Securities, Inc...............................................                       4,375,000
NBF Securities (USA) Corp..............................................                       4,375,000
                                                                                         --------------

         Total.........................................................                  US$175,000,000
                                                                                         ==============

                                     Sch-I

                                   SCHEDULE II

                            SIGNIFICANT SUBSIDIARIES

1.       Thunder Bay Terminals Ltd. (Ontario)
2.       FIL (US) Inc. (Alaska)
3.       RMI USA LLC (Delaware)
4.       Russel Metals Corp. (Delaware)
5.       Fedmet Corp. (Delaware)
6.       Sunbelt Group, Inc. (Texas)
7.       Sunbelt Trading Co., Inc. (Delaware)

                                     Sch-II

                                                                       EXHIBIT A

                       Selling Restrictions for Offers and
                         Sales outside the United States

                  (1) (a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S.

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

                  (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

                                      A-1